T H E     A M E R I C A N     I N S T I T U T E    O F    A R C H I T E C T S




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                              AIA DOCUMENT A111

                        STANDARD FORM OF AGREEMENT
                       BETWEEN OWNER AND CONTRACTOR

                    where the basis of payment is the

                       COST OF THE WORK PLUS A FEE

                   without a Guaranteed Maximum Price

                              1987 EDITION

     THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH
 AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

The 1987 Edition of AIA Document A201. General Conditions of the Contract for
                         Construction, is adopted
  in this document by reference. Do not use with other general conditions unless this document is modified.

This document has been approved and endorsed by The Associated General
                          Contractors of America.
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AGREEMENT

made as of the                        day of     March          in the year of
Nineteen Hundred and Ninety-Five

BETWEEN the Owner:
(Name and address)
                   Insituform Mid-America, Inc., a Delaware Corporation qualified to do business in Missouri and the Contractor:
(Name and address)
                   Turner Construction Company, a New York Corporation qualified to do business in Missouri the Project is:
(Name and address)
                   A one-story 54,036 square foot manufacturing building, site improvements and installation of process equipment, upon Owner's site on Edison Avenue in Chesterfield, Missouri the Architect is:
(Name and address)
                   David Mason & Associates           Marathon Engineers
                   800 South Vandeventer Avenue and   2323 East Capitol Drive
                   St. Louis, Missouri 63110          Appleton, Wisconsin 54913

The Owner and Contractor agree as set forth below.

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   Copyright 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, (C) 1987
   by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.
- -------------------------------------------------------------------------------
AIA DOCUMENT A111 * OWNER-CONTRACTOR AGREEMENT * TENTH EDITION * AIA(R) * (C) 1987 * THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                 A111-1987   1

 WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND IS SUBJECT
                           TO LEGAL PROSECUTION.

                                    ARTICLE 1
                                    ---------
                            THE CONTRACT DOCUMENTS


1.1 The Contract Documents consist of this Agreement. Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

                                    ARTICLE 2
                                    ---------
                           THE WORK OF THIS CONTRACT

2.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

              Owner will specify, purchase and pay for all process equipment. The delivery date for process equipment will be communicated to Contractor on or before April 1, 1995. Upon delivery to the site of work, Contractor shall be responsible to receive, handle, store, protect and install such process equipment in accordance with the Contract Documents and the recommendations of the manu-facturer of the equipment.


                                  ARTICLE 3
                                  ---------
                        RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with require-ments of the Contract Documents.

                                ARTICLE 4
                                ---------
            DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement is the date from which the Contract Time of Subparagraph 4.2 is measured; it shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)


Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

- -------------------------------------------------------------------------------
AIA DOCUMENT A111 * OWNER-CONTRACTOR AGREEMENT * TENTH EDITION * AIA(R) * (C) 1987 * THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                 A111-1987   2

 WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND IS SUBJECT
                           TO LEGAL PROSECUTION.

4.2 The Contractor shall achieve Substantial Completion of the entire Work not later than

(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)

      Building and Process Equipment Installation - September 30, 1995.

, subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)


                                   ARTICLE 5
                                   ---------
                                 CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Con-tractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Contractor's Fee determined as follows:

(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor's Fee, and explain how the Contractor's Fee is to be adjusted for changes in the Work.)

              Contractor shall be paid a fixed fee of $145,000.00

              Contractor shall be paid an additional fee for services in con-nection with the process equipment in an amount equal to two percent (2%) of: (1) the total cost of the process equipment purchased and paid for by Owner, and (2) the actual cost of installation of the process equipment.

              In addition, if Contractor is able to achieve substantial com-pletion of the building and installation of the process equipment on or before September 30, 1995, contractor shall be paid an incentive bonus of $2,000.00 per day for each working day after the date of such actual substantial completion and prior to September 30, 1995.


- -------------------------------------------------------------------------------
AIA DOCUMENT A111 * OWNER-CONTRACTOR AGREEMENT * TENTH EDITION * AIA(R) * (C) 1987 * THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                 A111-1987   3

 WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND IS SUBJECT
                           TO LEGAL PROSECUTION.

- -------------------------------------------------------------------------------
AIA DOCUMENT A111 * OWNER-CONTRACTOR AGREEMENT * TENTH EDITION * AIA(R) * (C) 1987 * THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                 A111-1987   4

 WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND IS SUBJECT
                           TO LEGAL PROSECUTION.

6.2           CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

6.2.1 Increased costs for the items set forth in Article 7 which result from changes in the Work shall become part of the Cost of the Work, and the Contractor's Fee shall be adjusted as provided in Paragraph 5.1.

6.3           ALL CONTRACTS

6.3.1 If no specific provision is made in Paragraph 5.1 for adjustment of the Contractor's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Paragraph 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor's Fee shall be equitably adjusted on the basis of the Fee established for the original Work.

                                  ARTICLE 7
                                  ---------
                           COSTS TO BE REIMBURSED

7.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1         LABOR COSTS

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.

7.1.1.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's agreement.

(If it is intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time.)

7.1.1.3 Wages and salaries of the Contractor's supervisory or admin-istrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

7.1.1.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Clauses 7.1.1.1 through 7.1.1.3.

7.1.2         SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

7.1.3         COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED
CONSTRUCTION

7.1.3.1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

7.1.3.2 Costs of materials described in the preceding Clause 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

7.1.4.1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

7.1.4.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replace-ments, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

7.1.4.3       Costs of removal of debris from the site.

7.1.4.4 Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor's personnel incurred while traveling in discharge of duties connected with the Work.

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AIA DOCUMENT A111 * OWNER-CONTRACTOR AGREEMENT * TENTH EDITION * AIA(R) * (C)
1987 * THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                 A111-1987   5

 WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND IS SUBJECT
                           TO LEGAL PROSECUTION.

7.1.5         MISCELLANEOUS COSTS

7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and bonds.

7.1.5.2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other than the Contractor's fault or negligence.

7.1.6         OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

7.2           EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions.

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor's personnel, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor's personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.

                                    ARTICLE 8
                                    ---------
                          COSTS NOT TO BE REIMBURSED

8.1           The Cost of the Work shall not include:

8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Clauses 7.1.1.2 and 7.1.1.3 or as may be provided in Article 14.

8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

8.1.3 Overhead and general expenses, except as may be expressly included in Article 7.

8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6 Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph 13.5 of this Agreement, costs due to the fault or negligence of the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7         Any cost not specifically and expressly described in Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.


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AIA DOCUMENT A111 * OWNER-CONTRACTOR AGREEMENT * TENTH EDITION * AIA(R) * (C)
1987 * THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                 A111-1987   6

 WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND IS SUBJECT
                           TO LEGAL PROSECUTION.

                                ARTICLE 9
                                ---------
                     DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

                              ARTICLE 10
                              ----------
                   SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor.
The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner will then determine, with the advice of the Contractor and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established, the Owner may not prohibit the Contractor from obtaining bids from others. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Architect (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

10.3 Subcontracts or other agreements shall conform to the payment provisions of Paragraphs 12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

                                   ARTICLE 11
                                   ----------
                               ACCOUNTING RECORDS

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

                                 ARTICLE 12
                                 ----------
                             PROGRESS PAYMENTS

12.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

12.3 Provided an Application for Payment is received by the Architect not later than the first day of a month, the Owner shall make payment to the Contractor not later than the fifteenth day of the month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than fifteen days after the Architect receives the Application for Payment.

12.4 With each Application for Payment the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attribut-able to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment; plus (4) retainage provided in Subparagraph 12.5.4, if any, applicable to prior progress payments.


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AIA DOCUMENT A111 * OWNER-CONTRACTOR AGREEMENT * TENTH EDITION * AIA(R) * (C)
1987 * THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                 A111-1987   7

 WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND IS SUBJECT
                           TO LEGAL PROSECUTION.

12.6          CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

12.6.1 Applications for Payment shall show the Cost of the Work actually incurred by the Contractor through the end of the period covered by the Application for Payment and for which the Contractor has made or intends to make actual payment prior to the next Application for Payment.

12.6.2 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.6.2.1      Take the Cost of the Work as described in Subparagraph 12.6.1.

12.6.2.2 Add the Contractor's Fee, less retainage of the final fifteen percent (15%). The Contractor's Fee shall be computed upon the Cost of the Work described in the preceding Clause 12.6.2.1 at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the preceding Clause bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.6.2.3      Subtract the aggregate of previous payments made by the Owner.

12.6.2.4 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 or to substantiate prior Applica-tions for Payment or resulting from errors subsequently discovered by the Owner's accountants in such documentation.


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AIA DOCUMENT A111 * OWNER-CONTRACTOR AGREEMENT * TENTH EDITION * AIA(R) * (C)
1987 * THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                 A111-1987   8

 WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND IS SUBJECT
                           TO LEGAL PROSECUTION.

12.6.2.5 Subtract amounts, if any, for which the Architect has withheld or withdrawn a Certificate for Payment as provided in the Contract Documents.

12.6.3        Additional retainage, if any, shall be as follows:



12.7 Except with the Owner's prior approval, payments to Subcon-tractors included in the Contractor's Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

12.7.1 Take that portion of the Subcontract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor's Work by the share of the total Subcontract Sum allocated to that portion in the Subcontractor's schedule of values, less retainage of ten percent (10%). Pending final determination of amounts to be paid to the Subcontractor for changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Subcontract Sum has not yet been adjusted by Change Order.

12.7.2 Add that portion of the Subcontract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing, less retainage of ten percent (10%).

12.7.3 Subtract the aggregate of previous payments made by the Contractor to the Subcontractor.

12.7.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment by the Owner to the Contractor for reasons which are the fault of the Subcontractor.

12.7.5 Add, upon Substantial Completion of the entire Work of the Contractor, a sum sufficient to increase the total payments to the Subcon-tractor to Ninety-Five percent (95%) of the Subcontract Sum, less amounts, if any, for incomplete Work and unsettled claims; and, if final completion of the entire Work is thereafter materially delayed through no fault of the Subcontractor, add any additional amounts payable on account of Work of the Subcontractor in accordance with Subparagraph 9.10.3 of the General Conditions.

(If it is intended, prior to Substantial Completion of the entire Work of the Contractor, to reduce or limit the retainage from Subcontractors resulting from the percentages inserted in Subparagraphs 12.7.1 and 12.7.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

              Contractor may apply to Owner for release of all retention for those subcontractors whose work is fully complete and accepted as satisfactory by follow-on trades that are dependent upon such work. Owner in its reasonable judgment may effect such early release of retention when appropriate.

The Subcontract Sum is the total amount stipulated in the subcontract to be paid by the Contractor to the Subcontractor for the Subcontractor's performance of the subcontract.

12.8 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

12.9 In taking action on the Contractor's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Paragraph 12.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

                                  ARTICLE 13
                                  ----------
                                 FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Pay-


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AIA DOCUMENT A111 * OWNER-CONTRACTOR AGREEMENT * TENTH EDITION * AIA(R) * (C)
1987 * THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                 A111-1987   9

 WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND IS SUBJECT
                           TO LEGAL PROSECUTION.

ment and a final accounting for the Cost of the Work have been submitted by the Contractor and reviewed by the Owner's accountants; and (3) a final Certificate for Payment has then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:







13.2          The amount of the final payment shall be calculated as follows:

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor's final accounting and the Contractor's Fee; but not more than the Guaranteed Maximum Price, if any.

13.2.2 Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contract Documents.

13.2.3        Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner.

13.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certifi-cate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the General Conditions. The time periods stated in this Paragraph 13.3 supersede those stated in Subparagraph 9.4.1 of the General Conditions.

13.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

13.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by
Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

                                ARTICLE 14
                                ----------
                        MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon, if any.)



(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)


- -------------------------------------------------------------------------------
AIA DOCUMENT A111 * OWNER-CONTRACTOR AGREEMENT * TENTH EDITION * AIA(R) * (C) 1987 * THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                 A111-1987  10

 WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND IS SUBJECT
                           TO LEGAL PROSECUTION.

14.3          Other provisions:

              Contractor's current estimate is attached hereto as Exhibit B. In addition to Contractor's current estimate (Exhibit B), there will be an Assistant Engineer ($43.00 per hour) for a period of approximately 2 months. Any additional staff will be mutually agreed upon.


                                ARTICLE 15
                                ----------
                        TERMINATION OR SUSPENSION

15.1          The Contract may be terminated by the Contractor as provided in
Article 14 of the General Conditions; however, the amount to be paid to the Contractor under Subparagraph 14.1.2 of the General Conditions shall not exceed the amount the Contractor would be entitled to receive under Paragraph
15.3 below, except that the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.

15.2 If a Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the amount, if any, to be paid to the Contractor under Subparagraph 14.2.4 of the General Conditions shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed the amount the Contractor would be entitled to receive under Paragraph
15.3 below.

15.3 If no Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in
Article 14 of the General Conditions; however, the Owner shall then pay the Contractor an amount calculated as follows:

15.3.1 Take the Cost of the Work incurred by the Contractor to the date of termination.

15.3.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

15.3.3 Subtract the aggregate of previous payments made by the Owner.

The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Subparagraph 15.3.1.
To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 15, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

15.4          The Work may be suspended by the Owner as provided in
Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if any, shall be increased as provided in Subparagraph
14.3.2 of the General Conditions except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Contractor's Fee as described in Paragraphs 5.1 and 6.3 of this Agreement.

                                ARTICLE 16
                                ----------
                    ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A111, 1987 Edition.

16.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201, 1987 Edition.


- -------------------------------------------------------------------------------
AIA DOCUMENT A111 * OWNER-CONTRACTOR AGREEMENT * TENTH EDITION * AIA(R) * (C) 1987 * THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                 A111-1987  11

 WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND IS SUBJECT
                           TO LEGAL PROSECUTION.

16.1.3        The Supplementary and other Conditions of the Contract are those
contained in the Project Manual dated                        , and are as
follows:

DOCUMENT                             TITLE                            PAGES


16.1.4 The Specifications are those contained in the Project Manual dated as in Paragraph 16.1.3, and are as follows:

(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

SECTION                             TITLE                             PAGES

Specifications (prepared by CR&A Coad, Rascovar & Associates and David Mason & Associates, Inc.)

Number                         Title                                         Date
- ------                         -----                                         ----
01010E                         Summary of Work                               02/24/95
01010                          Summary of Work                               1/17/95
01030                          Alternates                                    1/17/95
01300                          Submittals                                    1/17/95
01600                          Materials and Equipment                       1/17/95
02110                          Site Clearing                                 1/17/95
02200                          Earthwork                                     1/17/95
02363                          Augercast Piles                               1/17/95
03300                          Cast-in-Place Concrete                        1/17/95
                               Geotechnical Investigation                    11/28/94
                               Supplemental Geotechnical Investigation       12/27/94
16312                          Secondary Unit Substations                    02/24/95
16320                          Medium-Voltage Transformers                   02/24/95
16344                          Medium-Voltage Switchgear                     02/24/95



- -------------------------------------------------------------------------------
AIA DOCUMENT A111 * OWNER-CONTRACTOR AGREEMENT * TENTH EDITION * AIA(R) * (C) 1987 * THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                 A111-1987  12

 WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND IS SUBJECT
                           TO LEGAL PROSECUTION.

16.1.5        The Drawings are as follows, and are dated            unless a
different date is shown below:

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

NUMBER                                        TITLE                           DATE

Drawings (prepared by David Mason & Associates, Inc.)

Number                         Title                                         Date
- ------                         -----                                         ----
CS                             Cover Sheet                                   1/17/95
C-2                            Grading Plan                                  1/17/95
S1.1                           Overall Foundation Plan                       1/17/95
S1.2                           Area A Foundation Plan                        1/17/95
S1.3                           Area B Foundation Plan                        1/17/95
S1.4                           Area C Foundation Plan                        1/17/95
S1.5                           Area D Foundation Plan                        1/17/95
S1.6                           Sections                                      1/17/95
S1.7                           Sections, Details and Schedules               1/17/95
S1.8                           Sections, Details and Schedules               1/17/95
A1.1                           Overall Building Plan                         1/17/95
A1.2                           Area A Floor Plan                             1/17/95
A1.3                           Area B Floor Plan                             1/17/95
A1.4                           Area C Floor Plan                             1/17/95
A1.5                           Area D Floor Plan and Mezz. Plans             1/17/95
A1.6                           Area D Mezz. Plans                            1/17/95
A1.7                           Area D Mezz. Plan                             1/17/95
A2.1                           Building Elevations                           1/17/95
A3.1                           Wall Sections                                 1/17/95
A3.2                           Wall Sections                                 1/17/95
A4.6                           Roof Plan                                     1/17/95

16.1.6        The addenda, if any, are as follows:

NUMBER                                              DATE                                 PAGES




Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 16.

- -------------------------------------------------------------------------------
AIA DOCUMENT A111 * OWNER-CONTRACTOR AGREEMENT * TENTH EDITION * AIA(R) * (C) 1987 * THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                 A111-1987  13

 WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND IS SUBJECT
                           TO LEGAL PROSECUTION.

                          SUPPLEMENTARY CONDITIONS
                          ------------------------

       These Supplementary Conditions to the Agreement between Insituform Mid-America, Inc. (Owner) and Turner Construction Company (Contractor) dated February 28, 1995 shall amend and supersede any conflicting provisions of such Agreement and the Contract Documents referenced therein:

                            AIA DOCUMENT A111
                            -----------------

       GENERAL. Delete all references to arbitration. Disputes not resolved
       -------
by negotiation or mediation, if the parties subsequently agree to mediation, shall be resolved by litigation in the Circuit Court of St. Louis County, Missouri.

       4.3  Add a new Subparagraph 4.3 as follows:

       4.3 The date of Substantial Completion referenced above for the building and installation of the process equipment is based upon delivery to the project site of all process equipment to be installed by Contractor on or before September 1, 1995. If all or part of such deliveries are delayed until after September 1, 1995, and if such delayed deliveries actually adversely affect Contractor's ability to achieve Substantial Completion by the agreed date, then upon written notice as required by the Contract
Documents and substantiation by Contractor of the time extension claimed, the date of Substantial Completion shall be adjusted. No time extension shall be allowed if failure by the Contractor to properly administer the work either before or after September 1, 1995 contributed in any way to Contractor's inability to achieve the agreed Substantial Completion date. Contractor has obtained a commitment from Butler Building that the prefabricated Butler Building ordered for the Project will be delivered on April 24, 1995. A copy of that commitment is attached and made a part of this Agreement as Exhibit "A". Failure of Butler Building to meet that delivery date shall not be grounds for extension of the date of Substantial Completion.

       5.2  Deleted.

       6.1  Deleted.

       6.2.1 In the second line, place a period after "Work" and delete the remainder of the sentence.

       6.3.2 Attached hereto as Exhibit "B" is Contractor's estimate of the costs of the work, contingency and fee as of the date of this Agreement. This estimate is not guaranteed and is attached to this Agreement to generally identify the scope of work forming the basis of Contractor's fee, the basis for projected substantial completion date and the subcontract pricing negotiated to date for the Project.

       7.1.1.2 Delete in its entirety and substitute in lieu thereof: "Wages or salaries at the rates listed in Exhibit "C" for the Contractor's supervisory and administrative personnel performing the listed functions as necessary for performance of the Work."

       7.1.1.5 Only straight-time, one shift labor is authorized and all subcontractors shall be so advised. If "spot" overtime is necessary or advisable to regain lost schedule time for which a time extension is justified, Contractor shall so inform the Owner, and upon receipt of Owner's advance written authorization, Contractor shall implement such spot overtime as a Cost of the Work.

       7.1.1.6 In billing for the fringe benefits and cost imposed on labor, Contractor shall bill only upon the basis of actual costs incurred.

       7.1.5.7 Reasonable attorney's fees incurred in connection with the Contractor's performance of the Work provided (1) the need for such legal services does not arise out of or relate to any negligent act or omission on the part of Turner and (2) provided such expenditure is approved in advance by the Owner.

       7.1.5.8 Whenever the contract documents state that the Contractor shall perform any work or incur any expense, it shall be understood to mean, unless specifically and expressly described in Article 8, that the cost thereof shall be reimbursable.

       7.1.6.1 Other costs of acceleration of the work shall not be considered as reimbursable Costs of the Work unless authorized by Owner in writing in advance of such costs being incurred.

       8.1.2  add: "except as specifically provided in paragraph 7.1.1.2."

       10.2  Delete subparagraph 10.2 and substitute the following:

       10.2 Contractor intends to perform the following work with Contractor's own work forces: General Conditions. All other work shall be based on competitive bids requested from at least 3 subcontractor bidders approved in advance by Owner. All bids shall be delivered to Owner.

ARTICLE 12 - PROGRESS PAYMENTS
- ----------

       GENERAL. Delete all references to arbitration. Disputes not
       -------
resolved by negotiation or mediation, if the parties subsequently agree to mediation, shall be resolved by litigation in the Circuit Court of St. Louis County, Missouri.

       In Article 12, substitute Owner for Architect. Applications for payment are to be made to Owner for review, approval, withholding if appropriate, and payment, subject to all requirements of the Contract Documents. Contractor will submit its lien waiver with all applications for payment, and with the second and successive applications Contractor shall submit lien waivers from subcontractors and suppliers through the date covered by the prior payment made by Owner to Contractor, waiving all liens paid for by the prior payment.

       12.6.2.2 Add to the end of this subparagraph the following: "Exhibit B shall be used as the reasonable estimate of the probable Cost of the Work upon completion."

                              AIA DOCUMENT A201
                              -----------------

       GENERAL. Reference is made to Article 1 of the Agreement (AIA Document
A111) which provides that: "If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern" and to the Supplementary Conditions which have priority over inconsistent provisions of all Contract Documents, including the Agreement.

ARTICLE 4 - ADMINISTRATION OF THE CONTRACT
- ---------

       4.2 All references in Subparagraph 4.2 to "Architect" shall be deemed changed to "Owner" except with respect to Subparagraphs 4.2.2, 4.2.3, 4.2.6, and 4.2.7 through 4.2.13.

       4.3, 4.4 and 4.5 Delete all references and provisions of Subparagraph 4.3, 4.4 and 4.5, regarding "Arbitration". All disputes not settled by negotiation, or mediation if the parties subsequently agree to mediation, shall be resolved by litigation in the Circuit Court of St. Louis County, Missouri.

ARTICLE 9 - PAYMENTS AND COMPLETION
- ---------

       All references in ARTICLE 9 to Architect shall be deemed to refer to Owner.

ARTICLE 11 - INSURANCE AND BONDS
- ----------

       11.1.1 The Contractor's Comprehensive General and Automotive Liability Insurance, as required by Subparagraph 11.1.1, shall be written for not less than limits of liability as follows:

               a. Worker's Compensation and Employer's Liability in accordance with applicable law.

               b. Comprehensive General Liability: Bodily injury liability and property damage liability combined in the amount of $1,000,000 per occurrence and $2,000,000 aggregate where applicable.

               c. Comprehensive Automobile liability: Bodily injury liability and property damage liability combined in the amount of $1,000,000 per occurrence.

               d. Excess Liability: Umbrella in the amount of $5,000,000 per occurrence and in the aggregate.

       11.1.4 Comprehensive General Liability Insurance may be arranged under a single policy for the full limits required or by a combination of underlying policies with the balance provided by an Excess or Umbrella Liability policy.

       11.1.5 The foregoing policies shall name Owner as an additional insured and shall contain a provision that coverages afforded under the policies will not be canceled or not renewed until at least thirty (30) days' prior written notice has been given to the Owner. Certificates of Insurance showing such coverage to be in force shall be filed with the Owner prior to commencement of the Work.

       14.3.4  TERMINATION FOR CONVENIENCE

       The Owner may terminate the Agreement for convenience in which event the Owner shall pay or reimburse Contractor for all Costs of the Work incurred by Contractor as of the date Contractor is notified of such termination, plus a pro-rata share of Contractor's fee calculated as provided in the Agreement with respect to monthly progress payments. Contractor shall not be entitled to fee on work not performed, and in the event of such termination for convenience no incentive bonus of any amount shall be allowed or claimable.

16.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:

(List below any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)


              Supplementary Conditions dated February 28, 1995 (4 pages)




This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.



OWNER  Insituform Mid-America, Inc.   CONTRACTOR  Turner Construction Company


/S/ Robert W. Agholder                    /s/ Tim Pedersen
- -----------------------------------   ---------------------------------------
(Signature)                           (Signature)


          President                      Tim Pedersen  TSM
- -----------------------------------   ---------------------------------------
(Printed name and title)              (Printed name and title)


AIA CAUTION: YOU SHOULD SIGN AN ORIGINAL AIA DOCUMENT WHICH HAS THIS CAUTION PRINTED IN RED. AN ORIGINAL ASSURES THAT CHANGES WILL NOT BE OBSCURED AS MAY OCCUR WHEN DOCUMENTS ARE REPRODUCED.


- -------------------------------------------------------------------------------
AIA DOCUMENT A111 * OWNER-CONTRACTOR AGREEMENT * TENTH EDITION * AIA(R) * (C) 1987 * THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                                 A111-1987  14

 WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND IS SUBJECT
                           TO LEGAL PROSECUTION.